JOHN HANCOCK FUNDS

AMENDMENT TO SUB-ADVISORY AGREEMENT

John Hancock Asset Management a division of

Manulife Asset Management (US) LLC

AMENDMENT made as of this 17th day of May, 2013 to the Sub-Advisory Agreement Agreement dated December 31, 2005, as amended (the “Agreement”), among John Hancock Advisers, LLC, a Delaware limited liability company (the “Adviser”), John Hancock Asset Management a division of Manulife Asset Management (US) LLC (formerly, Sovereign Asset Management, LLC), a Delaware limited liability company (the “Sub-adviser”), and each of the investment companies that is a signatory to the Agreement. In consideration of the mutual covenants contained herein, the parties agree as follows:

1. Section 2.c is amended and restated as follows:

The Sub-adviser will select brokers, dealers, futures commission merchants and other counterparties to effect all transactions for each Fund, including without limitation, with respect to transactions in securities, derivatives, foreign currency exchange, commodities and/or any other investments.  The Sub-adviser will place all orders with brokers, dealers, counterparties or issuers, and will negotiate brokerage commissions, spreads and other financial and non-financial terms, as applicable.  The Sub-adviser will always seek the best possible price and execution in the circumstances in all transactions.  Subject to the foregoing, the Sub-adviser is directed at all times to seek to execute transactions for each Fund in accordance with its trading policies, as disclosed by the Sub-adviser to the Fund from time to time, but in all cases subject to policies and practices established by the Fund and described in the applicable Trust’s registration statement.  Notwithstanding the foregoing, the Sub-adviser may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer to the extent permitted by Section 28(e) of the Securities Exchange Act of 1934 and by the applicable Trust’s registration statement, if the Sub-adviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Sub-adviser’s overall responsibilities with respect to accounts managed by the Sub-adviser. The Sub-adviser may use for the benefit of the Sub-adviser’s other clients, or make available to companies affiliated with the Sub-adviser or to its directors for the benefit of its clients, any such brokerage and research services that the Sub-adviser obtains from brokers or dealers.

2. Effective Date

This Amendment shall become effective upon the later to occur of: (i) approval of the Amendment by the Board of Trustees of the John Hancock trusts that are a signatory hereto, and (ii) execution of the Amendment.

3. Miscellaneous

Except as set forth herein, all provisions of the Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Leo Zerilli
Name: Leo Zerilli
Title: Senior Vice President and Chief Investment Officer

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF
MANULIFE ASSET MANAGEMENT (US) LLC

By:	/s/ Diane R. Landers
Name: Diane R. Landers
Title: Chief Administrative Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK BOND TRUST

on behalf of

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

JOHN HANCOCK CURRENT INTEREST

on behalf of

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

on behalf of

John Hancock Balanced Fund

John Hancock Global Opportunities Fund

John Hancock Large Cap Equity Fund

John Hancock Small Cap Intrinsic Value Fund

John Hancock Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II

on behalf of

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

on behalf of

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SERIES TRUST

on behalf of

John Hancock Mid Cap Equity Fund

JOHN HANCOCK SOVEREIGN BOND FUND

on behalf of

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

on behalf of

John Hancock Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND

on behalf of

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

JOHN HANCOCK FINANCIAL OPPORTUNITIES FUND

JOHN HANCOCK INCOME SECURITIES TRUST

JOHN HANCOCK INVESTORS TRUST

JOHN HANCOCK PREFERRED INCOME FUND

JOHN HANCOCK PREFERRED INCOME FUND II

JOHN HANCOCK PREFERRED INCOME FUND III

JOHN HANCOCK PREMIUM DIVIDEND FUND

JOHN HANCOCK STRATEGIC DIVERSIFIED INCOME FUND

JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

Executed on behalf of each Trust and its relevant

Series referenced above:

By:	/d/Hugh McHaffie
Name: Hugh McHaffie
Title: President